                                                   Registration No.__________

               UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                        GARDEN FRESH RESTAURANT CORP.
           (Exact name of registrant as specified in its charter)

              Delaware                                  33-0028786
  ---------------------------------        ------------------------------------
    (State or other jurisdiction           (I.R.S. employer identification no.)
  of incorporation or organization)

                         17180 Bernardo Center Drive
                             San Diego, CA 92128
             ----------------------------------------------------
             (Address of principal executive offices)  (Zip code)

                        GARDEN FRESH RESTAURANT CORP.
                           1998 STOCK OPTION PLAN
                        -----------------------------
                          (Full title of the plan)

                              David W. Qualls
             Executive Vice President-Finance and Real Estate,
                   Chief Financial Officer and Secretary
                       Garden Fresh Restaurant Corp.
                        17180 Bernardo Center Drive
                             San Diego, CA 92128
                       -----------------------------
                  (Name and address of agent for service)

Telephone number, including area code, of agent for service:   (619) 675-1600

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended (the "Securities Act").

---------------------------------------------------------------------------------------
                            CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------
                                           PROPOSED
      TITLE OF                              MAXIMUM      PROPOSED
     SECURITIES                            OFFERING       MAXIMUM        AMOUNT OF
       TO BE              AMOUNT TO BE     PRICE PER     AGGREGATE      REGISTRATION
    REGISTERED (1)         REGISTERED      SHARE (2)   OFFERING PRICE        FEE
---------------------------------------------------------------------------------------
1998 Stock Option Plan
----------------------
Common Stock                  87,310        $15.84      $ 1,313,142.40
Par Value $0.01              993,008        $18.28125   $18,153,427.50
                           ---------        ---------   --------------
TOTAL                      1,080,318                    $19,466,569.90     $5,742.64
                           ---------                    --------------
                           ---------                    --------------


                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     Garden Fresh Restaurant Corp. (the "Company") hereby incorporates by reference in this registration statement the following documents:

     (a) The Company's latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), containing audited financial statements for the Company's fiscal year ended September 30, 1997, as filed with the Securities and Exchange Commission.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") since the end of the fiscal year covered by the registrant document referred to in (a) above.

------------------
     (1) Includes options to acquire such Common Stock.

     (2) The offering price is estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. As to the shares subject to outstanding but unexercised options, the price is computed on the basis of the average exercise price for the options outstanding. As to the shares available for grant under the 1998 Stock Option Plan, the price is based upon the average of the high and low prices of the Common Stock on June 23, 1998 as reported on the National Association of Securities Dealers Automated Quotations System.

     (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed on April 19, 1995 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

        Inapplicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        Inapplicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Delaware law authorizes corporations to eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach or alleged breach of the directors' "duty of care." While the relevant statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on directors' duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends and approval of any transaction from which a director derives an improper personal benefit.

     The Company has adopted provisions in its Certificate of Incorporation which eliminate the personal liability of its directors to the Company and its stockholders for monetary damages for breach or alleged breach of their duty of care. The Bylaws of the Company provide for indemnification of its directors, officers, employees and agents to the full extent permitted by the General Corporation Law of the State of Delaware, the Company's state of incorporation, including those circumstances in which indemnification would otherwise be discretionary under Delaware Law. Section 145 of the General Corporation Law of the State of Delaware provides for indemnification in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

        Inapplicable.


ITEM 8. EXHIBITS

        See Exhibit Index.

ITEM 9. UNDERTAKINGS

        (a)  RULE 415 OFFERING

        The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)  FILING INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) REQUEST FOR ACCELERATION OF EFFECTIVE DATE OR FILING OF REGISTRATION STATEMENT ON FORM S-8

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on June 24, 1998.

                                      GARDEN FRESH RESTAURANT CORP.


                                      By:   /s/ David W. Qualls
                                         -------------------------------------
                                         David W. Qualls, Executive Vice
                                         President-Finance and Real Estate,
                                         Chief Financial Officer and Secretary

                               POWER OF ATTORNEY

     The officers and directors of Garden Fresh Restaurant Corp. whose signatures appear below, hereby constitute and appoint Michael P. Mack and David W. Qualls, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on June 24, 1998.

SIGNATURE                          TITLE

/s/ Michael P. Mack
--------------------------------
Michael P. Mack                    Chairman of the Board, President, Chief
                                   Executive Officer and Director
                                   (Principal Executive Officer)

/s/ David W. Qualls
--------------------------------
David W. Qualls                    Executive Vice President-Finance and Real
                                   Estate, Chief Financial Officer and Secretary
                                   (Principal Financial and Accounting Officer)

/s/ Edgar F. Berner
--------------------------------
Edgar F. Berner                    Director

/s/ Robert A. Gunst
--------------------------------
Robert A. Gunst                    Director

/s/ Michael M. Minchin, Jr.
--------------------------------
Michael M. Minchin, Jr.            Director

/s/ John M. Robbins, Jr.
--------------------------------
John M. Robbins, Jr.               Director

                                EXHIBIT INDEX

4.1 Restated Certificate of Incorporation of the Company is incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-8 (File
     No. 33-95368) filed with the Securities and Exchange
     Commission on June 16, 1995

4.2  Bylaws of the Company are incorporated by reference
     to Exhibit 3.4 and 3.4A to the Company's Registration
     Statement on Form S-1 filed with the Securities and
     Exchange Commission on March 17, 1995 (File No. 33-
     90404)

5    Opinion regarding Legality

23.1 Consent of Counsel (included in Exhibit 5)

23.2 Consent of Independent Accountants

24 Power of Attorney (included in signature pages to this registration statement)